UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 Hatch Drive Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Vaxcyte, Inc. (the “Company”) appointed Carlos V. Paya, M.D., Ph.D. to the Board as a Class I director and Michael Kamarck, Ph.D. to the Board as a Class III director, which appointments became effective on October 27, 2021. Dr. Paya’s and Dr. Kamarck’s terms will expire at the Company’s annual meetings of stockholders in 2024 and 2023, respectively. The Board also appointed Dr. Paya to serve as Chair of the Board.

There are no arrangements or understandings between Dr. Paya, Dr. Kamarck and any other persons pursuant to which they were selected as directors. The Board has determined that Dr. Paya and Dr. Kamarck qualify as independent directors under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Dr. Paya or Dr. Kamarck that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with their appointments to the Board and pursuant to the Company’s Non-Employee Director Compensation Policy as currently in effect, Dr. Paya and Dr. Kamarck each received initial equity awards of nonstatutory stock options to purchase 30,000 shares of the Company’s common stock (each, an “Initial Grant”). Each Initial Grant will vest over 36 months, 1/3 of which will vest on the anniversary date on which Dr. Paya and Dr. Kamarck were appointed to the Board and 1/36 of which will vest monthly thereafter, subject to Dr. Paya’s and Dr. Kamarck’s continuous service to the Company through each such date. Each Initial Grant is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and its related agreements.

On the date of each annual meeting of stockholders, Dr. Paya and Dr. Kamarck will each also receive a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock (each, an “Annual Grant”). Each Annual Grant will vest monthly and fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject to Dr. Paya’s and Dr. Kamarck’s continuous service to the Company through each such date. Both the Initial Grants and the Annual Grants would become fully vested upon a change in control, subject to Dr. Paya’s and Dr. Kamarck’s continuous service to the Company through such date.

Pursuant to the Company’s Non-Employee Director Compensation Policy, Dr. Paya and Dr. Kamarck will also each receive an annual cash retainer of $40,000. Dr. Paya will receive an additional annual cash retainer of $30,000 per year for service as Chairman of the Board.

The Company has entered into its standard form of indemnification agreement with Dr. Paya and Dr. Kamarck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2021	VAXCYTE, INC.

	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer